Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

GIA Investments Corp
Room 205, 199 Urumqi North Road
Jing’an Zone
Shanghai, China

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 11, 2011, in the Registration Statement (Form S-1/A) and related Prospectus of GIA Investments Corp.

/s/    KCCW Accountancy Corp
Diamond Bar, California
January 18, 2011\

KCCW Accountancy Corp.  22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA
Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com